Exhibit (g)

This voting instruction form (“VIF”) is provided in connection with the special meeting of shareholders of EXFO Inc. (“EXFO” or the “Company”) to be held virtually via live audio webcast at https://web.lumiagm.com/436109447, on August 13, 2021, at 10:00 a.m. (Québec City time) and at any adjournment or postponement thereof (the “Meeting”).

Appointee
I/We, being holders of subordinate voting shares or multiple voting share of EXFO (the “Shares”), hereby appoint: François Côté, Lead Director, and Benoit Ringuette, Corporate Secretary, OR

(Print the name of the person you are appointing if this person is someone other than the individuals listed above)

to attend, act and vote on the undersigned’s behalf in respect of all matters that may come before the Meeting and with authority to vote and act in such appointee’s discretion with respect to amendments or variations to matters referred to in the notice of Meeting and with respect to other matters which may properly come before the Meeting, and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned was/were personally present, with full power of substitution. To register an appointee other than the two individuals listed above, YOU MUST return this VIF by mail, fax, email or Internet to AST and YOU MUST ALSO have the appointee either complete the online form available at https://lp.astfinancial.com/ControlNumber or call AST at 1-866-751-6315 (toll free in Canada and the United States) or 212-235-5754 (other countries) by 10:00 a.m. (Québec City time) on August 11, 2021 (or 48 hours, excluding Saturdays, Sundays and statutory holidays, prior to the commencement of the reconvened meeting if the Meeting is adjourned or postponed) to properly register your appointee, so that AST may provide such appointee with a 13-digit appointee control number via email. Without a 13-digit appointee control number, your appointee will not be able to participate, interact, ask questions or vote at the Meeting, but will be able to attend as a guest.

VOTING RECOMMENDATION IS INDICATED BY HIGHLIGHTED TEXT OVER THE BOX.
Please use a dark black pencil or pen.
1. Arrangement Resolution	FOR	AGAINST
To consider, and, if deemed advisable, to pass, with or without variation, a special resolution, the full text of which is outlined in Appendix A of the accompanying management proxy circular (the “Circular”), to approve an arrangement pursuant to section 192 of the Canada Business Corporations Act involving the Corporation and 11172239 Canada Inc., the whole as described in the Circular.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any instructions previously given with respect to the Meeting. If no choice is indicated for any particular item specified below, the Shares represented by this VIF will be voted FOR such items. On any amendments or variations proposed or any new business submitted properly before the Meeting, I/we authorize you to vote as you see fit.

Signature(s)	Date

Please sign exactly as your name(s) appear on this VIF. Please see reverse for additional instructions. All VIFs must be received by August 11, 2021 at 10:00 a.m. (Québec City time).

Voting Instruction Form – Special Meeting of Shareholders of EXFO to be held on August 13, 2021

1.
We are sending to you the enclosed proxy-related materials that relate to the Meeting of the holders of the Shares that are held on your behalf by the intermediary identified above. You are a beneficial owner because the intermediary identified above holds the Shares in an account for you and the Share are not registered in your name.

2.	Votes are being solicited by or on behalf of the management of EXFO.
3.
Even if you declined to receive the proxy-related materials, a reporting issuer is entitled to deliver these proxy-related materials to you and if requested to do so, it is our responsibility to forward them. These proxy-related materials are being sent at no cost to you, in the language you requested, if available.

4.	Unless you virtually attend the Meeting and vote electronically, your Shares can be voted only by management, as proxy holder of the registered holder, in accordance with your instructions.
5.
We are prohibited from voting your Shares on any of the matters to be acted upon at the Meeting without your specific voting instructions. In order for these Shares to be voted at the Meeting, it will be necessary for us to have your specific voting instructions. Please provide your voting instructions to us promptly using one of the available voting methods or complete and return this VIF. We will submit a proxy vote on your behalf according to the voting instructions you provided, unless you elect to attend and vote at the Meeting.

6.
If you want to virtually attend the Meeting and vote electronically, please write your name in the place provided for that purpose in this form. You can also write the name of someone else whom you wish to attend the Meeting and vote on your behalf. Unless prohibited by law, the person whose name is written in the space provided will have full authority to present matters to the Meeting and vote on all matters that are presented at the Meeting, even if those matters are not set out in this VIF or the Circular. Consult a legal advisor if you wish to modify the authority of that person in any way. If you require help, please contact the person who services your account.

7.	This VIF should be signed by you in the exact manner as your name appears on the VIF.
8.
If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

9.	If this VIF is not dated, it will be deemed to bear the date on which it is mailed by management to you.
10.
When properly signed and delivered, the Shares represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the Shares to be made as recommended in the documentation provided by management of EXFO for the Meeting.

11.
This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the notice of meeting or other matters as may properly come before the Meeting or any adjournment thereof.

12.	Your voting instructions will be recorded on receipt of the VIF.
13.	By providing us your voting instructions, you are acknowledging that:
a.	you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these Shares; and
b.	you have read the proxy-related materials and the voting instructions on this VIF.
14.	This VIF should be read in conjunction with the Circular and other proxy-related materials provided by management of EXFO.

How to Vote

INTERNET

•     Go to www.astvotemyproxy.com
•     Cast your vote online
•     View Meeting documents

You will need your control number, which will be provided by AST. If you choose to vote online, please do not return this VIF.

TELEPHONE

Use any touch-tone phone, call toll free in Canada and United States
1-888-489-7352 and follow the voice instructions.

You will need your control number, which will be provided by AST. If you choose to vote by telephone, please do not return this VIF.

To vote using your smartphone, please scan this QR Code
MAIL, FAX or EMAIL

•     Complete and return your signed VIF in the envelope provided or complete and send or personally deliver your signed VIF to:

AST Trust Company (Canada) (“AST”)
P.O. Box 721
Agincourt, ON, M1S 0A1

•     You may alternatively fax your proxy to 416-368-2502 or toll free in Canada and the United States to 1-866-781-3111 or scan and send it by email to proxy@astfinancial.com.

An undated VIF is deemed to bear the date on which it is mailed by management of EXFO to you.

If you wish to receive investor documents electronically in future, please visit https://ca.astfinancial.com/edelivery to enroll.

All VIFs must be received by August 11, 2021 at 10:00 a.m. (Québec City time).